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                                                             Exhibits 5 and 23.1


                                                     July 31, 2002

EasyLink Services Corporation
399 Thornall Street
Edison, NJ 08837

         Re: Registration Statement on Form S-8 of EasyLink Services Corporation Relating to the Issuance of Shares of Class A Common Stock Pursuant to the EasyLink Services Corporation 2001 Stock Option Plan (the " 2001 Plan") and the
                  EasyLink Services Corporation 2002 Stock Option Plan (the "2002 Plan").
                  ----------------------------------------------------------

Ladies and Gentlemen:

         I have acted as counsel to EasyLink Services Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 1,750,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share, to be issued pursuant to the provisions of the above-referenced Plans. I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion.

         I am of the opinion that when:

                  (a) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with, and

                  (b) the Company's Board of Directors or the Compensation Committee thereof shall have duly authorized the grant of any options granted under the Plan in accordance with the terms of the Plan, and

                  (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $0.01 per share in accordance with the terms of the Plans,

the Shares will be legally issued, fully paid and non-assessable.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ David Ambrosia
                                         --------------------------------
                                         David Ambrosia, Esq.